Exhibit 3.1
                                                                     -----------

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            BASIC EMPIRE CORPORATION


Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

FIRST: The name of the corporation is Basic Empire Corporation.

SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the 5th day of January, 1925.

THIRD: The board of directors of the corporation on the 12th day of March, 2004 adopted a resolution without a meeting to amend the original Articles, including all amendments thereto, as follows:

Article II is hereby amended to read as follows:

         "The name of the  Corporation's  registered agent is CHQ  Incorporated.
The street address of the Corporation's registered office where process may be served upon the Corporation is 1555 E. Flamingo Road, Suite 155, Las Vegas, Nevada 89119."

Article III is hereby amended to read as follows:

         "The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Nevada Revised Statutes."

Article IV is hereby amended to read as follows:

         "The aggregate number of shares of capital stock that the Corporation will have authority to issue is one hundred ten million (110,000,000), one hundred million (100,000,000) of which will be shares of common stock, having a par value of $.001 per share (the "Common Stock"), and ten million (10,000,000) of which will be shares of preferred stock, having a par value of $.001 per share (the "Preferred Stock").

         Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law."

Article V is hereby deleted in its entirety.



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

Article VII is hereby amended to read as follows:

         "The number of directors constituting the Board of Directors of the Corporation is two (2) and the name and mailing address of such persons, who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified, are:


              Name                                  Address
              ----                                  -------
        Glenn A. Little                      211 West Wall Street
                                             Midland, Texas 79701
         Matthew Blair                  203 West Wall Street, Suite 301
                                             Midland, Texas 79701


Article VIII is hereby deleted in its entirety.

Article IX is hereby amended to read as follows:

         "The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws."

Article X is hereby amended to read as follows:

         "No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation."

The following new Article IX is hereby added:

         "Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose."

The following new Article X is hereby added:

         "(a) The Corporation will, to the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

         (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking,



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

if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Nevada for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Nevada nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct."

The following new Article XI is hereby added:

         "To the fullest extent permitted by the laws of the State of Nevada as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article."

FOURTH: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 1,604,746; that the above change(s) and amendment has been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

FIFTH:  The  Articles  of  Incorporation,   as  amended  to  the  date  of  this
certificate, are hereby amended and restated as follows:




















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

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            BASIC EMPIRE CORPORATION


         BASIC EMPIRE CORPORATION, a corporation organized and existing under and by virtue of the laws of the State of Nevada, under its corporate seal and hands of its President and Secretary, does hereby certify:

                                   ARTICLE ONE

         The name of the corporation shall be "Basic Empire Corporation."

                                   ARTICLE TWO

         The name of the Corporation's registered agent is CHQ Incorporated. The street address of the Corporation's registered office where process may be served upon the Corporation is 1555 E. Flamingo, Suite 155, Las Vegas, Nevada 89119.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be organized under the Nevada Revised Statutes.

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is one hundred ten million (110,000,000), one hundred million (100,000,000) of which will be shares of common stock, having a par value of $.001 per share (the "Common Stock"), and ten million (10,000,000) of which will be shares of preferred stock, having a par value of $.001 per share (the "Preferred Stock").

         Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

                                  ARTICLE FIVE

         No period is limited for the duration of the existence of the corporation, but such existence shall be perpetual.



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

                                   ARTICLE SIX

         The number of directors constituting the Board of Directors of the Corporation is two (2) and the name and mailing address of such persons, who are to serve as directors until the next annual meeting of the shareholders or until their successors are elected and qualified, are:


               Name                                  Address
               ----                                  -------
         Glenn A. Little                      211 West Wall Street
                                              Midland, Texas 79701
          Matthew Blair                  203 West Wall Street, Suite 301
                                              Midland, Texas 79701


                                  ARTICLE SEVEN

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                  ARTICLE EIGHT

         No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                  ARTICLE NINE

         Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                   ARTICLE TEN

         (a) The Corporation will, to the fullest extent permitted by the Nevada Revised Statutes, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.



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

         (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Nevada for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Nevada nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                 ARTICLE ELEVEN

         To the fullest extent permitted by the laws of the State of Nevada as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

         Glenn A. Little is the President of Basic Empire Corporation and that Matthew Blair is the Secretary of the corporation; that they have been authorized to execute the foregoing certificate by resolution of the board of directors, adopted by written consent on the 12th day of March, 2004 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

Date:  April 8, 2004.


                                                        BASIC EMPIRE CORPORATION





                                                        By  /s/ Glenn A. Little
                                                        ------------------------
                                                        Its President and





                                                        /s/ Matthew Blair
                                                        ------------------------
                                                        Its Secretary